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                                                                      Exhibit 1B


                   FIRST NORTH AMERICAN LIFE ASSURANCE COMPANY

I, KIMBERLY S. CICCARELLI, ASSISTANT SECRETARY of FIRST NORTH AMERICAN LIFE ASSURANCE COMPANY (the "Company") do hereby certify that the following is a true and correct copy of the action taken by the Board of Directors of the Company on May 6 1997, and that the following resolutions are in full force and effect on the date hereof:

                         Variable Life Separate Accounts

     RESOLVED, that pursuant to Section 4240 of the New York Insurance Laws, and subject to the approval of the Superintendent of Insurance of New York, the Company hereby establishes two separate accounts which shall each be divided into up to thirty five (35) variable sub-accounts for use in connection with the offer and sale of variable life insurance contracts, the issuance of which is hereby authorized. Such separate accounts are to be designated initially as the FNAL Variable Life Account I and the FNAL Variable Life Account II (hereinafter referred to as "Variable Life Accounts") and such sub-accounts shall be designated the "Global Equity", "Blue Chip Growth", "Equity", "Equity-Income", "Growth and Income", "International Growth and Income", "Strategic Bond", "Global Government Bond", "Investment Quality Bond", "U.S. Government Securities", "Money Market", "Aggressive Asset Allocation", "Moderate Asset Allocation", "Conservative Asset Allocation", "Pacific Rim Emerging Markets", "Growth", "Science & Technology", "Emerging Growth", "Pilgrim Baxter Growth", "International Stock", "Worldwide Growth", "Quantitative Equity", "Equity Index", "Value", "Real Estate Securities", "Balanced", "High Yield", "Capital Growth Bond", "Conservative Lifestyle", "Moderate Lifestyle", "Balanced Lifestyle", "Growth Lifestyle", "Aggressive Lifestyle", "Small/Mid Cap", "International Small Cap", respectively; and it is

     FURTHER RESOLVED, that each variable life insurance contract issued by the Company shall provide that the portion of the assets of the separate account equal to the reserves and other contract liabilities with respect to such account shall not be chargeable with liabilities arising out of any other business the Company may conduct and, consistent with the provisions of Section 4240 of the New York Insurance Laws, as amended, that income, gains and losses, realized or unrealized, from assets allocated to the separate account shall be credited or charged against such account without regard to other income, gains or losses of the Company; and it is

     FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to take all such action as may be necessary or appropriate to cause the separate account to comply with registration requirements of the Investment Company Act of 1940 ("1940 Act") as it may be amended from time to time; and it is

     FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to take all such action as may be necessary or appropriate to cause the separate account to


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     comply with the registration requirements of the Securities Act of 1933 as it may be amended from time to time; and it is

     FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to perform all such acts and do all things as may, in their judgment and discretion, be necessary or desirable to give full effect to these resolutions so as to enable the Company to establish the separate account and issue variable life insurance contracts, including, without limitation: (a) the preparation, execution of, or amendment to, the custodian agreement, underwriting agreements, and such other agreements and documents respecting such separate account or contracts as they may deem necessary or desirable; (b) the determination of the terms and conditions of the variable life insurance contracts herein authorized, and (c) the determination of all other actions requisite to obtain the qualification, registration or authorization for the sale of variable life insurance contracts.

                              MVA Separate Account

     RESOLVED, that pursuant to Section 4223 of the New York Insurance Laws, New York Regulation 127 and subject to the approval of the Superintendent of Insurance of New York, the Company hereby establishes a separate account to be designated initially as the FNAL Fixed Separate Account for use in connection with the offer and sale of market value adjusted deferred annuity contracts ("the Contracts"), the issuance of which is hereby authorized; and it is

     FURTHER RESOLVED, that the FNAL Fixed Separate Account shall constitute a non-unitized, non insulated separate account into which are allocated amounts paid to or held by the Company under such Contracts and any dividend accumulations with respect to such Contracts; and it is

     FURTHER RESOLVED, that Contracts issued by the Company shall provide that the assets of the separate account shall be held at market value, determined using external pricing sources where available, and shall be chargeable with liabilities arising out of any other business the Company may conduct; and it is

     FURTHER RESOLVED, that the separate account shall be managed in accordance with the Board approved investment policy for the general account and that all times, the Company shall maintain in the separate account an aggregate market value at least equal to the aggregate cash values of the liabilities adjusted by the market value adjustment formula; and it is

     FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to take all such action as may be necessary or appropriate to cause to be filed with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended, one or more registration statements and any amendments thereto relating

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     to such market value adjusted annuity contracts, and to pay the registration fees required in connection therewith; and it is

     FURTHER RESOLVED, that, if at any time it is determined that the registration of the separate account is required under the 1940 Act, the officers of the Company are hereby authorized and directed to take all such action as may be necessary or appropriate to cause the separate account to comply with registration requirements of the 1940 Act as it may be amended from time to time; and it

     FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to perform all such acts and do all things as may, in their judgment and discretion, be necessary or desirable to give full effect to these resolutions so as to enable the Company to establish the separate account and issue variable life insurance contracts, including, without limitation: (a) the preparation, execution of, or amendment to, the custodian agreement, underwriting agreements, and such other agreements and documents respecting such separate account or contracts as they may deem necessary or desirable; (b) the determination of the terms and conditions of the variable life insurance contracts herein authorized, and (c) the determination of all other actions requisite to obtain the qualification, registration or authorization for the sale of variable life insurance contracts.

DATED at Boston, Massachusetts as of December 9, 1997.



                           /s/ Kimberely S. Ciccarelli
                           ---------------------------
                             KIMBERLY S. CICCARELLI
                               ASSISTANT SECRETARY



(CORPORATE SEAL)